SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 30, 2011

FTI CONSULTING, INC.

(Exact Name of Registrant as Specified in Charter)

Maryland	001-14875	52-1261113
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

777 South Flagler Drive, Suite 1500 West Tower, West Palm Beach, Florida 33401

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (561) 515-1900

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02.	Results of Operations and Financial Condition

On July 7, 2011, FTI Consulting, Inc. (“FTI Consulting” or the “Company”) issued its press release (the “Press Release”) reporting preliminary estimates of revenues and earnings for the three months ended June 30, 2011 and the special charge discussed below in Item 2.05. The full text of the Press Release is set forth in Exhibit 99.1 and is incorporated by reference herein.

ITEM 2.05.	Costs Associated with Exit or Disposal Activities

On June 30, 2011, FTI Consulting took actions to reduce executive management related overhead in connection with the recent restructuring of the Company on a global basis and to align the Company’s workforce with expected market trends. Affected employees were notified on June 30, 2011 and will be released subject to contractual notice periods. The Company estimates the impact of these unbudgeted personnel actions will result in a pre-tax charge of approximately $17 million in the second quarter of 2011. The cash portion of the charge is approximately $10 million with the balance relating to non-cash costs primarily resulting from terminating certain employees who are entitled to acceleration of non-cash compensation.

*   *   *

This Current Report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that are based upon management’s beliefs, as well as assumptions made by and information currently available to management. All statements other than statements of historical fact included in this Current Report on Form 8-K, in particular statements regarding preliminary estimates of revenues and earnings for the quarter ended June 30, 2011 and the estimated amount of the special charge being recorded by FTI Consulting, as well as statements identified by words such as “approximately,” “estimates,” “expects,” “anticipates,” “projects,” “plans,” “intends,” “believes,” “forecasts” and variations of such words or similar expressions, constitute forward-looking statements. All forward-looking statements are based upon our expectations at the time we make them and various assumptions. Our expectations, beliefs and estimates are expressed in good faith, and we believe there is a reasonable basis for them. However, there can be no assurance that management’s expectations, beliefs and estimates will result or be achieved or that actual results will not differ from estimates or expectations. Further, preliminary estimates of financial results are subject to the Company’s final review and the final review of the Company’s independent public accounting firm. The Company has experienced fluctuating revenues, operating income and cash flow in some prior periods and expects this will occur from time to time in the future. Other factors that could cause such differences include adverse financial and real estate market and general economic conditions, the pace and timing of the consummation and integration of past and future acquisitions, the Company’s ability to realize cost savings and efficiencies, competitive and general economic conditions, retention of staff and clients and other risks described under the heading “Item 1A. Risk Factors” in the Company’s most recent Form 10-K and in the Company’s other filings with the Securities and Exchange Commission, including the risks set forth under “Risks Related to Our Business Segments” and “Risks Related to Our Operations”. We are under no duty to update any of the forward-looking statements to conform such statements to actual results or events and do not intend to do so.

ITEM 9.01.	Financial Statements and Exhibits

(d) Exhibits

99.1	Press Release dated July 7, 2011, of FTI Consulting, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, FTI Consulting has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

FTI CONSULTING, INC.

Dated: July 7, 2011	By:	/S/ ERIC B. MILLER
Eric B. Miller Executive Vice President, General Counsel and Chief Ethics Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated July 7, 2011, of FTI Consulting, Inc.

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